Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to us in the second paragraph under the heading “Experts” which appears in this Current Report on Form 8-K which is incorporated by reference in the Registration Statements on Form S-3 (Nos. 333-264476, 333-234686 and 333-228029) of Tidewater Inc.

/s/ PricewaterhouseCoopers LLP
Singapore
August 9, 2022